                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-21189 and No. 333-07053 of Helisys, Inc. (the "Company") on Form S-8 of our report dated October 29, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph indicating that there are matters that raise substantial doubt about the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-KSB of Helisys, Inc. for the year ended July 31, 1998.

STONEFIELD JOSEPHSON, INC.

Santa Monica, California

October 29, 1998